SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2015

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55441	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Contemporaneous with the expiration of his Management Services Agreement Effective close of business on December 31, 2015, Michael P. Kurtanjek’s positions as President and Chief Operating Officer of White Mountain Titanium Corporation (the “Company”) will terminate. Mr. Kurtanjek will remain on the Board of Directors and will assist in transitioning to a new general manager of the Company’s project in Chile.

Effective December 21, 2015, the Compensation Committee recommended, and the Board of Directors approved, amendments to the services agreements and management compensation arrangements to be effective January 1, 2016. The current Management Services Agreements with companies controlled by Kin Wong, Chairman and Chief Executive Officer, Wei Lu, a director, and Eric Gan, Chief Financial Officer, have been amended to reduce monthly compensation. The existing month-to-month consulting agreement with Crosby Enterprises, Inc., an entity controlled by Howard Crosby, a director of the Company, will be terminated effective December 31, 2015, and a new month-to-month Investor Relations Services Agreement will commence on January 1, 2016. In addition, a three-month Management Services Agreement with Mr. Kurtanjek will commence on January 1, 2016.

Under the amended Management Services Agreements, Mr. Wong’s company, Rich Top Management Services Limited, will receive a monthly fee of $10,500, rather than $13,500 under the existing agreement; Mr. Lu’s company, The W Formation Group Inc., will receive a monthly fee of $9,000, rather than $13,500 under the existing agreement; and Mr. Gan’s company, JPES Inc., will receive a monthly fee of $11,250, rather than $12,500 under the existing agreement. All other terms of the existing agreements will remain unchanged.

The Investor Relations Agreement with Crosby Enterprises provides for a monthly fee of $5,000 and is terminable by either party upon 30-days’ prior notice. The agreement provides for investor relations services for North and South America and Europe.

Under the three month Management Services Agreement, Mr. Kurtanjek will provide transitional services for the Company’s operations in Chile. The monthly fee payable to Mr. Kurtanjek by the Company will be $10,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 dated effective 1 January 2016 to the Management Services Agreement with Rich Top Management Services Limited

10.2	Amendment No. 1 dated effective 1 January 2016 to the Management Services Agreement with The W Formation Group Inc.

10.3	Amendment No. 1 dated effective 1 January 2016 to the Management Services Agreement with JPES Inc.

10.4	Investor Relations Services Agreement dated effective 1 January 2016, with Crosby Enterprises, Inc.

10.5	Management Services Agreement dated effective 1 January 2016, with Michael P. Kurtanjek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: December 21, 2015	By	/s/ Kin Wong
Kin Wong, Chief Executive Officer